Exhibit 10.3

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

MiNK THERAPEUTICS, INC.

Convertible Promissory Note

UP TO $5,000,000 February 12, 2024

For value received, MiNK Therapeutics, Inc. (the “Company”), hereby promises to pay to the order of Agenus Inc. (hereinafter together with its successors in title and assigns referred to as the “Holder”), on demand by the Holder on or after January 1, 2026 (the “Maturity Date”), the principal amount outstanding under this note, together with interest thereon as set forth below (such aggregate amount, the “Amount Due”), unless earlier repaid or converted pursuant to the terms and conditions set forth below. The principal amount of this Note is for up to FIVE MILLION DOLLARS ($5,000,000), which may be drawn down from time to time with the Holder’s consent and in any increment, either in the form of advancements or payments made by the Holder on the Company’s behalf. Interest shall accrue from the date funds are paid or advanced.

This Convertible Promissory Note (this “Note”) is being issued by the Company pursuant to that certain Convertible Promissory Note Purchase Agreement, dated as of the date hereof, by and among the Company and the Holder (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.
Interest. This Note shall bear simple interest at an annual rate of two percent (2%). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. Interest shall accrue and not be payable until converted as provided in Section 3 hereof or paid in connection with repayment in full of the principal amount of this Note.
2.
Amount Due.
2.1
Payments. Payment of principal and interest shall be made in immediately available funds in lawful currency of the United States of America, unless the Parties agree in writing prior to or at the time of payments to allow payment in the form of equity. Payments are to be made at the offices of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing. Payment shall be credited first to any costs, expenses or charges then payable to the Holder, then to accrued interest then due and payable, and then to principal.
2.2
Prepayment. This Note may be prepaid without the written consent of the Holder, with no prepayment penalty.
3.
Conversion of the Notes.
3.1
Definitions. The Note shall be convertible according to the following terms: “Affiliate” means, with respect to any specified Person, any other Person who or which,

directly or indirectly, controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, “control,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Change of Control” means the merger or consolidation of the Company into or with another Company (other than a wholly-owned subsidiary of the Company in a merger in which the Company is the surviving Company and the Certificate of Incorporation remains unchanged), the sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets or intellectual property of the Company (other than to a wholly-owned subsidiary of the Company), a transfer of more than fifty percent (50%) of the voting power of the Company, in a single transaction or series of related transactions and the closing of the initial public offering of the Company’s Common Stock; provided, that a Qualified Financing or other equity financing shall not constitute a “Change of Control”.

“Equity Securities” means the Common Stock or Preferred Stock issued upon conversion of the Note under this Section 3.

“Qualified Financing” means the first bona fide sale (or series of related sales) by the Company of its Equity Securities after the date of the Purchase Agreement resulting in aggregate proceeds to the Company (excluding the Note) of at least fifty million dollars ($50,000,000).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means the preferred stock, par value $0.00001 per share, of the Company (or any similar equity security to be issued in connection with the Qualified Financing) to be authorized immediately prior to the closing of the Qualified Financing.

3.2
Financing Payment/Conversion. Upon a Qualified Financing, the outstanding Note and all accrued and unpaid interest thereon shall, at the Holder’s election, either be paid in full or converted into shares of the Equity Securities issued in the Qualified Financing. The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Amount Due on the date of conversion by (ii) eighty percent (80%) of the per share price of the Equity Securities sold in the Qualified Financing. The Holder hereby agrees, as a condition to such conversion, to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing. In the event that there is a material change in the financial position of the Company, such material change commensurate in financial scope to a Qualified Financing, at the request of the Holder, the parties shall discuss and consider in good faith an early payment of the outstanding Note and all accrued and unpaid interest thereon.
3.3
Change of Control. In the event of a Change of Control of the Company, at the closing of such Change of Control, in full satisfaction of the Company’s obligations under this Note, the Company will pay the Holder an amount equal to (x) one and a half (1.5) times the principal then outstanding under this Note and (y) the amount of accrued interest then outstanding under this Note immediately prior to the closing of such Change of Control.
3.4
Fractional Shares. No fractional shares of any of the Company’s Equity Securities will be issued in connection with any conversion of this Note.
3.5
Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder, upon surrender of the Note, a certificate or certificates for the number of full shares of Equity Securities issuable upon such conversion.
4.
Demand; Default. This Note shall automatically become immediately due and payable, without any notice or demand required by the Holder, upon the occurrence of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):
(a)
the liquidation, dissolution or insolvency of the Company, or the appointment of a receiver or custodian for the Company of all or substantially all of its property, if such appointment is not terminated or dismissed within thirty (30) days; or
(b)
the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

5.
No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any taxes or fees of any nature,

unless the obligation to make such deduction or withholding is imposed by law.

6.
General.
6.1
Transfers; Successors and Assigns.
(i)
This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided, however, that the Company may not transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the Holder.
(ii)
Notwithstanding anything else in this Note to the contrary, the right of any Holder (or transferee) to receive principal or interest payments under this Note may be transferred only through the surrender of the current Note and reissuance of a new note by the Company pursuant to the provisions of this paragraph. The foregoing language is intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and shall be interpreted and applied consistently therewith.
6.2
No Rights or Liabilities as Stockholder; No Personal Liability. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose. Holder agrees that no stockholder, director or officer of the Company shall have any personal liability for the repayment of this Note.
6.3
Amendment. This Note may be amended or modified, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively, upon written consent of the Company and the Holder.
6.4
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the Purchase Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.4.
6.5
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
6.6
Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with, the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts (excluding the laws and rules of law applicable to conflicts or choice of law).

[Signature on following page]

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first written above.

COMPANY:

MiNK THERAPEUTICS, INC.

By: /s/ Jennifer Buell

Name: Jennifer Buell

Title: President & CEO

HOLDER:

AGENUS INC.

By: /s/ Garo Armen

Name: Garo Armen

Title: Chairman & CEO

[Signature Page to Convertible Promissory Note]